Exhibit 99.2

MIDWAVE CORPORATION

INTERIM FINANCIAL STATEMENTS

OCTOBER 1, 2011 and SEPTEMBER 25, 2010

CONTENTS

Page
Financial Statements

Balance Sheets	2
Statements of Operations	3
Statements of Cash Flows	4
Notes to the Financial Statements	5 - 9

Midwave Corporation

Balance Sheets

(Unaudited)

	October 1, 2011	September 25, 2010
Assets
Current assets
Cash and cash equivalents	$2,270,780	$2,679,725
Accounts receivable, net	12,305,383	7,155,603
Inventories	—	2,060
Prepaid expenses	232,946	141,922
Total current assets	14,809,109	9,979,310
Property and equipment, net	1,269,688	633,923
Total assets	$16,078,797	$10,613,233

Liabilities and Stockholders’ Equity
Current liabilities
Wholesale lines of credit	$4,477,511	$2,479,972
Accounts payable	4,045,193	2,247,377
Accrued compensation	939,295	1,034,249
Accrued expenses	342,112	465,188
Customer deposits	1,007,925	356,444
Deferred rent	106,676	—
Current portion of capital lease obligation	69,362	31,785
Total current liabilities	10,988,074	6,615,015
Capital lease obligations, net of current portion	259,671	6,723
Total liabilities	11,247,745	6,621,738

Stockholders’ equity
Common stock , $.001 par value, 15,000,000 shares authorized, 5,700,000 shares issued and outstanding as of October 1, 2011 and September 25, 2010	5,700	5,700
Additional paid in capital	630,120	625,120
Retained earnings	4,195,232	3,360,675
Total stockholders’ equity	4,831,052	3,991,495
Total liabilities and stockholders’ equity	$16,078,797	$10,613,233

The accompanying notes are an integral part of these financial statements.

Midwave Corporation

Statements of Operations

(Unaudited)

	Nine Months Ended October 1,	Nine Months Ended September 25,
	2011	2010
Net sales	$55,377,891	$46,304,183

Cost of sales	45,438,925	38,143,521

Gross profit	9,938,966	8,160,662

Selling, general and administrative expenses	7,982,943	7,396,219

Operating Income	1,956,023	764,443

Other income (expense)
Interest income	3,787	16,365
Interest expense	(8,251)	(6,734)
Net other income (expense)	(4,464)	9,631

Net income	$1,951,559	$774,074

The accompanying notes are an integral part of these financial statements.

Midwave Corporation

Statements of Cash Flows

(Unaudited)

	Nine Months Ended October 1,	Nine Months Ended September 25,
	2011	2010
Cash flows provided by (used in) operating activities:
Net income	$1,951,559	$774,074
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	270,326	330,599
Compensation expense related to vesting of stock options	5,000	5,000
Gain on disposal of property and equipment	(12,768)	—
Changes in operating assets and liabilities
Accounts receivable	(4,001,881)	297,634
Inventories	—	(2,060)
Prepaid expenses	122,742	92,332
Wholesale line of credit	717,843	(1,896,501)
Accounts payable	918,629	(2,268,943)
Accrued compensation	(45,722)	64,207
Accrued expenses	(88,554)	79,198
Customer deposits	497,517	(450,858)
Deferred rent	47,729	(84,679)
Net cash flows provided by (used in) operating activities	382,420	(3,059,997)

Cash flows used in investing activities:
Proceeds from disposal of property and equipment	24,266	—
Purchases of property and equipment	(540,400)	(239,660)
Net cash flows used in investing activities	(516,134)	(239,660)

Cash flows used in financing activities:
Payments on capital lease obligations	(61,649)	(50,076)
Principle payments on long-term debt	—	(107,782)
Distributions to stockholders	(1,235,000)	(597,126)
Net cash flows used in financing activities	(1,296,649)	(754,984)

Net change in cash and cash equivalents	(1,430,363)	(4,054,641)
Cash and cash equivalents, beginning of period	3,701,143	6,734,366
Cash and cash equivalents, end of period	$2,270,780	$2,679,725

Supplementary cash flow disclosures
Cash paid for interest	$8,251	$6,734

Noncash investing and financing activities
Purchase of property and equipment through capital lease obligations	$369,462	$—
Purchase of property and equipment through wholesale line of credit	$59,723	$—

The accompanying notes are an integral part of these financial statements.

MIDWAVE CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 1, 2011

(Unaudited)

1.             Summary of Significant Accounting Policies

Nature of Operations

Midwave Corporation (the Company) sells, designs, implements, and supports enterprise server, internetworking, information security products and services to customers throughout the Midwest.

Fiscal Year

The Company has a 4-5-4 retail accounting year-end which ends on the last Saturday closest to the end of the calendar year. The Companies quarterly periods also follow the 4-5-4 retail accounting period which ends on the last Saturday closest to the end of the quarter.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Company maintains its cash in financial institutions. The balances, at times, may exceed federally insured limits.

Accounts Receivable

Accounts receivable have been reduced by an allowance for uncollectible accounts of $150,000 at October 1, 2011 and September 25, 2010. The Company believes all accounts receivable in excess of the allowance are fully collectible. On a periodic basis, the Company evaluates its accounts receivable based on history of past write-offs, collections and current credit conditions. If accounts receivable are determined to be uncollectible, they are charged to expense in the year that determination is made. The Company performs ongoing credit evaluations of its customers. Past due accounts are determined based on individual customer circumstances. The Company does not accrue interest on outstanding accounts receivable balances. The Company extends unsecured credit to customers in the normal course of business.

Revenue Recognition

Revenues from sales of hardware are recognized upon shipment. The Company generally acts as a distributor for its suppliers and retains product returns and/or collection risk. Occasionally, the Company’s sales activities are similar to that of an agent. Generally, agent sales occur when the Company has no product return, credit collection, or warranty risk. In these cases, the Company will record revenue net of amounts paid to third parties.

The Company recognizes software license revenue when the software has been delivered, a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable, and product returns are reasonably estimable.

The Company sells third-party maintenance agreements and recognizes all revenue and associated costs for these arrangements at the expiration of the cancellation period which is generally the start of the maintenance period. Revenue from maintenance is recognized at the start of the maintenance period, as the Company is not required to perform any services related to the maintenance.

Service fees are recognized as revenue when earned, which is generally as the service is performed.

Sales Tax

The Company collects sales taxes from customers and remits it to governmental authorities. The Company’s policy is to present taxes imposed on revenue producing transactions on a net basis.

Inventories

Inventories primarily consist of hardware components and finished software products and are stated at the lower of cost (using the first-in, first-out method) or market.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, software, and leasehold improvements and are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Maintenance, repairs and minor renewals are expensed when incurred.

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which generally range from three to seven years. Property and equipment held under capital lease and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in net sales. Shipping and handling costs incurred by the Company have been included in cost of goods sold.

Income Taxes

The Company is not a taxpaying entity for federal and state income tax purposes. Each stockholder’s allocable share of the Company’s taxable income or loss is taxed on the stockholder’s income tax returns. No provision or liability for federal or state income taxes has been included in the financial statements.

With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the fiscal years before 2008. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company’s statements of operations.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense was $26,292 and $76,211 for the nine month periods ended October 1, 2011and September 25, 2010, respectively.

Stock-based Compensation

The Company measures and recognizes compensation expense for all stock-based payments at fair value. The financial statements for the nine month period ended October 1, 2011 and September 25, 2010, recognize compensation cost for the portion of outstanding awards which have vested during the nine month periods. The Company recognizes stock-based compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term.

The Company has granted stock options over the years to management under an approved stock option plan. 50,000 and 302,500 stock options are outstanding as of October 1, 2011 and September 25, 2010, respectively. The fair value of each option grant was determined as of the grant date, utilizing the Black Scholes option pricing model. The Company calculates expected volatility for stock options using historical volatility of a computer tech industry index as the Company believes the expected volatility will approximate historical volatility. Based on these valuations, the Company recognized compensation expense of $0 and $5,000 for the nine month periods ended October 1, 2011 and September 25, 2010, respectively. The amortization of each grant will continue over the remainder of the vesting period of each option grant.

There were no stock options granted during the nine month periods ended October 1, 2011 and September 25, 2010.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss will be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

2.             Property and Equipment, net

The major categories of property and equipment at October 1, 2011 and September 25, 2010 are summarized as follows:

	October 1, 2011	September 25, 2010
Computer equipment	$1,991,081	$1,767,630
Furniture and fixtures	287,709	193,518
Software	519,308	754,653
Leasehold improvements	241,647	134,867

Total	3,039,745	2,850,668

Less: accumulated depreciation and amortization	(1,770,057)	(2,216,745)

Net	$1,269,688	$633,923

Depreciation and amortization expense was $270,326 and $330,599 for the nine month period ended October 1, 2011 and September 25, 2010, respectively.

3.             Wholesale Lines of Credit

On July 2, 2004, the Company entered into an agreement for wholesale financing (AWF) and business financing with a finance corporation. Termination of the agreement will occur with 30 days written notification by either party. The AWF extends credit to the Company to purchase inventory from the financer’s approved vendors. Extension of credit is at the sole discretion of the finance company. The Company may borrow up to an aggregate of $8,000,000 from the financer. Of the aggregate balance, the Company may borrow up to $1,000,000 under the Accounts Receivable Facility, limited to 85% of eligible accounts. The Inventory Floorplan Credit Facility has a borrowing limit of $8,000,000, but at no time may the aggregate borrowings of both facilities exceed $8,000,000. Specific credit terms vary according to multiple factors such as vendor discounts, payment terms or other incentives and therefore are not included in the agreement. Upon agreeing to finance an item of inventory, the financer will send a statement of transaction (SOT) for such inventory purchase with the applicable payment terms. The Company has 15 days to decline in writing.

The AWF is secured by substantially all of the Company’s assets. The Company had outstanding credit of $4,417,788 and $2,479,972 at October 1, 2011 and September 25, 2010, respectively. The above agreement of wholesale financing is subject to a covenant requiring the Company to maintain a required level of tangible net worth and subordinated debt. The Company had met all required terms as of October 1, 2011 and September 25, 2010.

On March 16, 2011, the Company entered into an agreement for financing with a finance corporation. The contract extends credit to the Company to purchase inventory from the financer’s approved vendors. Extension of credit is at the sole discretion of the finance company. The Company may borrow up to an aggregate of $250,000 from the financer. Specific credit terms vary according to multiple factors such as vendor discounts, payment terms or other incentives and therefore are not included in the agreement. Upon agreeing to finance an item of inventory, the financer will send a statement of transaction (SOT) for such inventory purchase with the applicable payment terms. The Company has 15 days to decline in writing. The agreement terminates on May 25, 2012 will all outstanding balances due at that time.

The financing agreement is secured by all inventory and equipment which is financed under the contract. The Company had outstanding credit of $59,723 and $0 at October 1, 2011 and September 25, 2010, respectively.

4.             Capital Lease Obligation

The Company leases certain equipment under a capital lease expiring in March 2016. The lease bears interest at 4.1% and is secured by the equipment under lease. Total cost and accumulated amortization of the leased equipment was $369,462 and $36,946 at October 1, 2011. Total cost and accumulated amortization of the leased equipment was $270,772 and $231,679 at September 25, 2010. Amortization expense has been included in depreciation expense.

Future minimum lease payments are as follows for the period ending October 1, 2011:

October 1, 2011
2012	$81,595
2013	81,595
2014	81,595
2015	81,595
2016	33,997
Total	360,377
Less: amounts representing interest	(31,344)
Present value of future minimum lease payments	329,033
Less: current portion	(69,362)
Capital lease obligation, net of current portion	$259,671

5.             Long Term Debt

In September 2007, the Company entered into a promissory note payable with a bank for $400,000. The note was paid in full in September 2010.

6.             Stock Options

The Company’s 1999 Stock Option Plan (the Plan) provides for issuance of up to an aggregate of 750,000 shares of common stock to employees and directors. The Plan provides for the issuance of incentive and nonqualified stock options.

Under the Plan, the exercise price for incentive stock options is at least 100% of the fair market value on the date of the grant and is at least 110% of the fair market value on the date of the grant for persons with greater than 10% of the voting power of all classes of stock. Under the Plan, the exercise price for nonqualified stock options is at least 85% of the fair market value on the date of the grant.

Options generally expire in ten years; however, incentive stock options may expire in five years if the optionee owns stock representing more than 10% of the voting power of all classes of stock. Vesting periods are determined by the board of directors and generally provide for shares to vest ratably over four years.

Stock options outstanding under the Plan are as follows as of October 1, 2011:

	Options	Weighted average exercise price per share	Aggregate intrinsic value
Outstanding at December 25, 2010	105,500	$2.07
Forfeited	(55,500)	2.04
Expired	—	—
Outstanding at October 1, 2011	50,000	2.10	$51,500
Exercisable at October 1, 2011	50,000	$2.10	$51,500

The range of exercise prices was $1.50 to $2.50 at October 1, 2011. The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the fair value of the Company’s stock, which theoretically could have been received by option holders had all option holders exercised their options as of October 1, 2011.

The weighted average remaining contractual life of the stock options outstanding was 4.04 years at October 1, 2011.

7.             Retirement Plan

The Company’s employees are eligible to participate in a 401(k) profit sharing plan. Contributions to the plan are determined annually by the Company. Company contributions were $143,085 and $154,595 for the nine month periods ended October 1, 2011 and September 25, 2010, respectively.

8.             Commitments and Contingencies

Operating Lease

The Company leases its office space under a noncancelable operating lease that expires February 2016. Under the lease, rent payment was deferred for the first five months of occupancy. Monthly base rent increases from $21,185 to $23,023. The Company must also pay its pro rata share of real estate taxes and operating expenses.

Future minimum lease payments are as follows for the period ending October 1, 2011:

October 1, 2011
2012	$258,900
2013	264,113
2014	269,325
2015	274,538
2016	92,092
Total	$1,158,968

Rent expense, including operating expenses, was $381,503 and $613,100 for the nine month periods ended October 1, 2011 and September 25, 2010, respectively.

Major Customers

Two customers accounted for approximately 14% and 10% of total accounts receivable at October 1, 2011. There were no major customers for the period ended September 25, 2010.

Buy-Sell Agreement

The Company and its stockholders have entered into a buy-sell agreement that restricts the ability of the stockholders to dispose of or transfer their shares of stock. The Company is required to purchase all of the shares from either stockholder in the event of their death, as long as the Company has funds legally available to do so. The Company also has the option to purchase the shares of the minority stockholder in the event of permanent disability, incompetency, offer for sale, transfer by legal process, bankruptcy, or termination of employment. The Company and its stockholders can set the fair value of the shares at any time for purposes of this agreement.

9.             Subsequent Events

Subsequent to the balance sheet date, the Company entered into a asset purchase agreement in which the Company sold substantially all of its assets and the buyer assumed certain liabilities effective October 3, 2011.

The Company has evaluated subsequent events through December 16, 2011, the date these financial statements were available to be issued, for events requiring recording or disclosure in the financial statements.